UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2015 (February 13, 2015)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719

(Address of principal executive offices)

(732) 449-7717

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2015, the Registrant’s board of directors elected Mr. Jack Perkowski, a 66-year old world renowned business entrepreneur to fill one of two vacant seats on its Board of Directors. He was also elected to serve as Chairman of the Registrant’s Audit Committee of the Board of Directors. Mr. Perkowski is widely recognized as an expert on doing business in China. Jack graduated Cum Laude from Yale University and with High Distinction from Harvard Business School where he was named a Baker Scholar. He spent eighteen years on Wall Street, rising to head of investment banking at PaineWebber. Jack demonstrated his visionary leadership by devoting three years investigating opportunities in Asia and China, well before others would learn to appreciate the significant role that China would come to play in the global economy. This led to the founding of ASIMCO Technologies, a major industrial enterprise, which he built and managed for fifteen years.

Under Jack’s leadership, ASIMCO gained a reputation for developing local management and integrating a broad based China operation into the global economy. ASIMCO grew into one of the largest automotive components manufacturers in China with 12,000 employees at 17 plants in 8 provinces. ASIMCO was twice named one of the “Ten Best Employers in China” in surveys conducted by Hewitt Associates and leading news organizations in Asia. In 2008, Jack was designated by China Auto News, as one of “30 Outstanding Entrepreneurs in China’s Auto Components Industry over the 30 Years of Economic Reform,” the only foreigner to receive this distinction.

He authored “Managing the Dragon: How I’m Building a Billion Dollar Business in China”, and provides timely insights into ongoing developments in the country on www.managingthedragon.com. His articles on China, its economy and developing a business in the country have been published in the Wall Street Journal, the Far Eastern Economic Review, the Huffington Post, AmCham’s China Brief and BusinessForum China. Jack is a frequent speaker to university and business school groups, corporate and industry conferences and leading professional organizations such as the Council on Foreign Relations, the Asia Society and the YPO, and has been interviewed on CNN, CNBC, Fox, BBC, NPR, and CCTV. Jack’s unique journey to China has been featured in many articles on the subject.

Jack serves on the Board of Directors of Credit First Financial Leasing Co., Inc., China’s first independent auto leasing company, and OC3 Entertainment, the leading provider of facial animation software in the world. Previously, Jack served on the Board of Directors and as the head of the Special Committee of NASDAQ listed Fushi Copperweld, Inc., the world’s leading bimetallic company, which went private in 2013. Jack is also a member of the China Advisory Council of Magna International, Inc., one of the largest suppliers to the auto industry, and a member of JP Morgan’s “China Expert Series.” Jack has also been named a Distinguished Speaker at the University of Virginia’s Darden School of Business.

2

In April 2009, Jack founded JFP Holdings, a merchant banking firm focused on China, where he now serves as Managing Partner. JFP Holdings is headquartered in Beijing, has representatives in the United States, Japan and the United Kingdom, and was established to help Western companies bring their products, technology and know-how to China and assist Chinese companies with global expansion.

The JFP Holdings team includes management and investment professionals with deep experience in China and significant investment banking experience. JFP Holdings is uniquely positioned to assist Western companies develop their strategies for the China market and to help them implement and fund their China strategies. With its knowledge of both China and the world’s developed markets, JFP Holdings provides Chinese companies with value added advice on their overseas expansion plans.

ITEM 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 17, 2015.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: February 17, 2015

4